                                                               EXHIBIT 99 (k)(1)

                            ADMINISTRATION AGREEMENT

         This ADMINISTRATION AGREEMENT dated as of this ____ day of September, 1998 (this "Agreement"), by and between The Bank of New York, a New York banking corporation (the "Administrator"), and NAB Exchangeable Preferred Trust (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)), and governed by an Amended and Restated Trust Agreement, by and among ML IBK Positions, Inc., as sponsor, Samir A. Gandhi, as depositor, the Trustees named therein and the Holders from time to time, dated as of September 10, 1998 (the "Trust Agreement").

                               W I T N E S S E T H

         WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), created for the purposes of issuing Trust Units Exchangeable for Preference Shares-SM- ("TrUEPrS-SM-") in accordance with the terms and conditions of the Trust Agreement and investing the proceeds thereof in and holding __% Mandatorily Redeemable Debt Securities due 2047 (the "Debt Securities") issued by Cuzzano (UK) Company, a special purpose unlimited company incorporated under the laws of England and Wales and domiciled in the United Kingdom (the "U.K. Company");

         WHEREAS, the Trust desires to engage the services of the Administrator to assume certain duties and responsibilities of the Trustees under the Trust Agreement and the Investment Company Act and to undertake certain services on behalf of and subject to the supervision of the Trustees as provided herein; and

         WHEREAS, the Administrator is qualified and willing to assume such duties and responsibilities and to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.



-------------
-SM-   Service mark of Merrill Lynch & Co., Inc.

                                   ARTICLE II

                           ENGAGEMENT OF ADMINISTRATOR

         2.1 ENGAGEMENT. The Trust hereby engages the Administrator, and the Administrator hereby agrees to be so engaged, to provide or cause the provision of the services hereinafter enumerated.

         2.2 SERVICES OF ADMINISTRATOR. Subject to the supervision of the Trustees, the Administrator shall on behalf of the Trust take the actions set forth in Sections 2.06 and 2.07 of the Trust Agreement, to the extent such responsibilities can lawfully be delegated to the Administrator; provided, however, that the Administrator shall not (i) render investment advisory services to the Trust as defined in the Investment Company Act or the Investment Advisers Act of 1940, as amended; (ii) have the power of the Trustees to sell the TrUEPrS; or (iii) have the power to select the independent public accountants for the Trust. Additionally, the Administrator shall be responsible for rendering the following services to the Trust:

                  (a) pay, or cause the Paying Agent (as defined herein) to pay, Merrill Lynch & Co, Inc. ("Merrill Lynch"), out of the facility fee paid on the Issue Date to the Trust by the U.K. Company in connection with the investment by the Trust in the Debt Securities, but in no event out of the Trust Estate, certain fees and expenses of the Trust incurred by Merrill Lynch in connection with the offering of the TrUEPrS and the organization of the Trust (the "Reimbursed Up-Front Expenses") pursuant to the Trust Reimbursement Agreement as specified in Schedule I hereof;

                  (b) pay, or cause the Paying Agent to pay, out of the facility fee to be paid on the Issue Date to the Administrator by the U.K. Company in connection with the investment by the Trust in the Debt Securities, but in no event out of the Trust Estate, the fees and expenses of the Trust incurred in connection with the offering of the TrUEPrS and the organization of the Trust other than Reimbursed Up-Front Expenses and certain fees and expenses of the Trust for the quarterly dividend period ending December 31, 1998 ("Other Up-Front Expenses") as specified in Schedule II hereof;

                  (c) pay, or cause the Paying Agent to pay, all demands, bills and invoices for ongoing fees and expenses of the Trust (the "Ongoing Expenses") incurred by or on behalf of the Trust, including those specified in Schedule III for the quarterly dividend period commencing December 31, 1998, out of moneys payable to the Administrator pursuant to the Trust Expense Agreement, but in no event out of the Trust Estate;

                  (d) instruct the Paying Agent on behalf of the Trust to take the actions set forth in Sections 2.06, 2.07, 7.02 and 7.03 and Article III of the Trust Agreement and to otherwise perform the duties of the Paying Agent referred to in the Trust Agreement;

                  (e) calculate on a quarterly basis the Trust's Estimated Expense and Cash Balance (each as defined in the Expense and Indemnity Agreement, dated as of September __, 1998 (the "Expense and Indemnity Agreement"), among the Trust, the U.K. Company, the Jersey Subsidiary, the Jersey Holding Company, the Jersey

         Charitable Trust and the NAB Affiliate) and provide such calculations to the U.K. Company and the NAB Affiliate pursuant to Section 5 of the Expense and Indemnity Agreement;

                  (f) with the approval of the Trustees, engage legal and other professional advisors, other than the Trust's independent accountants as provided in clause 2.2 (iii) above, to perform services on behalf of the Trust;

                  (g) give notice to the U.K. Company and the NAB Affiliate of any claim for fees and expenses, including any indemnification expenses, pursuant to Sections 2 and 3 of the Expense and Indemnity Agreement, and pay, or cause the Paying Agent to pay, all demands, bills and invoices for such fees and expenses incurred by or on behalf of the Trust, out of moneys paid to the Administrator pursuant to the Expense and Indemnity Agreement, but in no event out of the Trust Estate;

                  (h) (i) cause the legal and other professional advisors engaged pursuant to Section 2.2(f) to prepare and mail, file or publish, or, as appropriate, direct the Paying Agent to prepare and mail, file or publish, any notices, proxies, reports, statements and other communications required to be mailed or published pursuant to the Trust Agreement and the Investment Company Act,

                           (ii) keep (or cause to be kept) all the books and
                  records of the Trust (other than those to be kept by the Paying Agent), and

                           (iii) cause the legal and other professional advisors
                  engaged pursuant to Section 2.2(f) to prepare and, as necessary, file any and all reports, returns and other documents as required under the Investment Company Act, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Internal Revenue Code of 1986, as amended, or, as reasonably requested by the Trustees, under any other applicable laws, rules or regulations or otherwise; provided, however, that responsibility for the adequacy and accuracy of any such reports, returns and other documents shall be that of the Trustees and provided, further, that the Administrator shall have no liability for the adequacy or accuracy of such reports, returns and other documents;

                  (i) at the request of the Trust and upon being furnished with such reasonable security and indemnity against any related expense or liability as the Administrator may require, institute and prosecute, in accordance with the instructions of the Trust, legal or other appropriate proceedings to enforce any and all rights and remedies of the Trust;

                  (j) review on behalf of the Trust all notices, reports, certificates and other documents regarding the TrUEPrS and the Debt Securities;

                  (k) make or cause to be made all necessary arrangements with respect to meetings of Trustees and meetings of Holders, including, without limitation, the preparation of notices, proxies and minutes, subject to the approval of the Trust;

                  (l) in conjunction with the Trust, determine and publish (or cause to be determined and published), in such manner as the Trust shall direct in writing, the Trust's net asset value in accordance with
         Section 7.02(c) of the Trust Agreement and the Trust's policy as set forth in the Prospectus; and

                  (m) as soon as reasonably practicable after the applicable Exchange Event, if any, notify DTC and publish (or cause to be published) a notice in The Wall Street Journal or another daily newspaper of national circulation in the United States stating the Exchange Date, whether American Depositary Receipts or cash, as applicable, will be delivered in exchange for the TrUEPrS and such other information as the Administrator deems advisable.

         2.3 CERTAIN RIGHTS OF THE ADMINISTRATOR. In connection with the performance of its duties under this Agreement, the Administrator shall not be liable to the Trust, the Trustees or any Holder (i) for any action taken or for refraining from taking any action hereunder except in the case of its willful misfeasance, bad faith, gross negligence or the reckless disregard of its duties hereunder, (ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Trust or of any Trustee or
(iii) in connection with the performance of its duties under Section 2.2(l) hereof, for good faith reliance upon information furnished by third parties selected by the Administrator with due care. The Administrator shall under no circumstances be liable for any punitive, exemplary, indirect or consequential damages. The Administrator may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Administrator may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it but shall be liable for the acts and omissions of such persons to the same extent as if the functions had been performed by the Administrator itself (except to the extent that the Trustees shall have directed the Administrator to retain such persons in which event the Administrator shall not be liable for such persons' acts or omissions). Without limiting the generality of the preceding sentence, the Administrator (i) may select and employ independent accountants acceptable to the Trustees (other than the independent public accountants referred to in clause (iii) of the first sentence of Section 2.2 of this Agreement and Section 2.05(d) of the Trust Agreement) to keep the financial books and records of the Trust, to prepare the financial statements of the Trust and to prepare Trust tax returns, and (ii) may select and engage attorneys acceptable to the Trustees to prepare annual, semi-annual and periodical reports, notices of meetings and proxy statements, annual reports to holders of the TrUEPrS and other documents required under the Investment Company Act, the Securities Act or the Exchange Act. The Administrator shall not be liable and shall be fully protected in acting upon any writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from a Trustee.

         2.4 POWER OF ATTORNEY. The Trust hereby appoints the Administrator, acting through any duly appointed officer, as its attorney-in-fact and agent for the purpose of performing the duties prescribed in Sections 2.2(h)(iii) and 2.2(k).

         2.5 DELIVERY OF CERTAIN DOCUMENTS. The Trust will deliver to the Administrator, promptly following the execution hereof: (a) a complete conformed copy of the registration statement of the Trust under the Securities Act and the Investment Company Act, including all amendments, exhibits and schedules thereto; and (b) the EDGAR access codes (Central Index Key, CIK Confirmation Code, Password and Password Modification Access Code) employed to file such registration statement.

                                   ARTICLE III

                          COMPENSATION OF ADMINISTRATOR

         3.1 COMPENSATION. (a) For services to be rendered by the Administrator pursuant to this Agreement, as custodian under the Custodian Agreement, dated as of September 10, 1998 (the "Custodian Agreement"), between the Administrator, as custodian, and the Trust, and as paying agent, transfer agent and registrar (the "Paying Agent") under the Paying Agent Agreement, dated as of September __, 1998, between the Administrator, as the Paying Agent, and the Trust, the Administrator shall receive its compensation only from the facility fee referred to in Section 2.2(b) hereof and from the payments under the Trust Expense Agreement and the Expense and Indemnity Agreement and shall have no recourse to the Trust Estate for its compensation.

         (b) In connection with the performance of the services referred to in
Section 3.1(a), the Administrator, as such or in any other capacity, shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder or under the other agreements referred to in Section 3.1(a).

         3.2 ADDITIONAL SERVICES. If and to the extent that the Trust shall request the Administrator to render services for the Trust, other than those to be rendered by the Administrator hereunder, and if the Administrator agrees to render such services, such additional services shall be compensated separately on terms to be agreed upon between the Administrator and the Trust from time to time.

                                   ARTICLE IV

                                   TERMINATION

         4.1 TERMINATION.

         (a) This Agreement shall terminate immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

                  (i) if the Administrator shall violate any provision of this Agreement, the Trust Agreement, or the Investment Company Act, and after notice of such violation, shall not cure such violation within 30 days; or

                  (ii) if the Administrator shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Administrator, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Administrator for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (iii) if the Administrator shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of the Administrator or of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (iv) upon the voluntary or involuntary dissolution of the Administrator or the merger or consolidation of the Administrator with any other entity.

         If any of the events specified in clauses (ii), (iii) or (iv) of this
Section 4.1(a) shall occur, the Administrator shall give immediate written notice thereof to the Trust.

         (b) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately (i) upon termination of the Trust Agreement, (ii) upon termination of the Paying Agent Agreement, (iii) upon termination of the Custodian Agreement or (iv) upon the resignation or removal of the Custodian and no successor Custodian is appointed pursuant to Section 9 or 10 of the Custodian Agreement.

         (c) The Trust may remove the Administrator, or the Administrator may resign, and thereby terminate this Agreement without penalty upon 60 days prior written notice to the other party hereto; provided that no termination of this Agreement pursuant to this Section 4.1(c) or otherwise shall be effective unless a successor Administrator shall have been appointed and shall have accepted the duties of the Administrator. If, within 30 days after notice by the Administrator to the Trust of termination of this Agreement, no successor Administrator shall have been selected and accepted the duties of the Administrator, the Administrator may apply to a court of competent jurisdiction for the appointment of a successor Administrator.

         4.2 EFFECT OF TERMINATION. The Administrator shall forthwith upon termination of this Agreement deliver to the Trust any records or other property of the Trust then in the possession or custody of the Administrator. Any obligation to indemnify the Administrator pursuant to Section 6.6 shall survive the termination of this Agreement.

                                    ARTICLE V

                               RECORDS AND REPORTS

         5.1 BOOKS AND RECORDS; INSPECTION AND COPYING. The Administrator shall keep, or cause to be kept, appropriate, and reasonably detailed and accurate, books and records of all its activities pursuant to this Agreement. The Trust or any of its designated agents, shall have the right to inspect such books and records during the Administrator's normal business hours upon reasonable request, and to make copies of the same at the expense of the Trust.

         5.2 ACCESS TO INFORMATION. The Administrator shall make available to the Trust and its designated agents, all information it receives and compiles with respect to the TrUEPrS and the Debt Securities, the moneys available to the Trust, the financial condition of the Trust and all other relevant matters concerning the Trust.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 BINDING EFFECT; SUCCESSORS AND ASSIGNS. Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, shall be the successor Administrator hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements or understandings, whether oral or written. This Agreement shall not be amended, changed, modified, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

         6.3 NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 6.3):

         The Trust:                NAB Exchangeable Preferred Trust
                                   c/o Puglisi & Associates
                                   850 Library Avenue, Suite 204
                                   Newark, Delaware 19715
                                   Telephone:        (302) 738-6680
                                   Telecopier:       (302) 738-7210

         The Administrator:        The Bank of New York
                                   101 Barclay Street
                                   New York, New York  10286
                                   Attn:  Hugo Gindraux
                                   Telephone:        (212) 815-5120
                                   Telecopier:       (212) 815-5999

         The NAB Affiliate:        National Australia Group Europe Limited
                                   6 Nelson Mandela Place
                                   Glasgow, Scotland
                                   Telephone:        ____________
                                   Telecopier:       ____________

         The U.K. Company:         Cuzzano (UK) Company
                                   c/o Linklaters & Paines
                                   One Silk Street
                                   London EC2Y 8HQ
                                   Telecopier:       44-171-456-2222
                                   Attention:        Company Secretary

         Except as otherwise specifically provided herein, all notices, reports and other communications provided for hereunder shall be in writing and, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is to be given or is required by the Trust Agreement or the Investment Company Act, shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery in the United States) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified or registered mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

         6.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         6.5 NON-ASSIGNABILITY. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party.

         6.6 INDEMNIFICATION. The Trust shall indemnify and hold the Administrator harmless from and against any loss, damages, cost, liability or claim incurred by reason of any inaccuracy in information furnished to the Administrator by the Trustees, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, and any reasonable expense (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements) incurred in connection with any such loss, damages, cost, liability or claim, provided that the Administrator shall not be indemnified and held harmless from and against any such loss, damages, cost, liability, claim or reasonable expense incurred by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Notwithstanding the foregoing, it is understood that (i) the Trust shall not, in respect of the legal expenses of the Administrator in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel), (ii) the Trust shall not be liable for any settlement of any proceeding effected without the written consent of the Trust, but if settled with such consent or if there be a final judgment for the third party claimant, the Trust agrees to indemnify the Administrator from and against any loss or liability by reason of such settlement or judgment, (iii) the Trust may not pay any amounts to the Administrator under this Section 6.6 from the Trust Estate and (iv) the Trust shall not be liable for any loss, damages, cost, liability or claim or any expense (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against the Administrator and reasonable attorneys' fees and disbursements) in an amount in excess of the amount received by the Trust under the Trust Expense Agreement and the Expense and Indemnity Agreement in connection with such loss, damages, cost, liability or claim.

         6.7 PROVISIONS OF LAW TO CONTROL. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions herein contained conflict with any applicable provisions of the Investment Company Act or such rules and regulations, the latter shall control.

         6.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF the parties have hereunto executed this Administration Agreement as of the day and year first above written.

                                     NAB EXCHANGEABLE PREFERRED TRUST



                                     By:
                                        ----------------------------
                                     Donald J. Puglisi,
                                     as Managing Trustee



                                     THE BANK OF NEW YORK



                                     By:
                                        ----------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I


                          Reimbursed Up-Front Expenses


Item                                             Amount
----                                             ------

SEC Registration Fee                        $135,700.00
NASD Fee                                      30,500.00
                                            -----------
Total                                       $166,200.00
                                            -----------
                                            -----------


                                   SCHEDULE II


                             Other Up-Front Expenses



Item                                                                        Amount
----                                                                        ------
NYSE Original Listing Fee                                            $    86,300.00
NYSE Continuing Listing Fee                                               10,000.00
Printing:
     N-2                                                                 125,000.00
     Trust Securities Certificates                                         1,600.00
Legal Fees:
     Brown & Wood LLP
     Sullivan & Cromwell                                                  10,000.00
     Richards, Layton & Finger                                            30,000.00
     Emmet, Marvin & Martin                                               15,000.00
Accountants' Fee:
     McGladrey & Pullen LLP                                                    0.00
     Deloitte & Touche LLP                                                 5,000.00
     PricewaterhouseCoopers                                               10,000.00
Rating Agency Fees
     Moody's                                                              10,000.00
     Standard & Poors                                                     20,000.00
Administrative Fees:
     Initial Acceptance Fee                                                7,500.00
     Payable in Advance on Closing                                         5,000.00
     Trustees' Fees Payable in Advance                                     3,000.00
Blue Sky Fees                                                              2,000.00
Fee for Tombstone Advertisement                                           25,000.00
CT Corporation
     Fee for certified copies of certain certificates                        259.00
     Fee for process agent                                                   170.00
     Fee for process agent (annual fees payable in advance)                6,402.00
RL&F Service Corp (Delaware agent)                                           100.00
Security Interest UCC Filing Fees                                          1,000.00
Miscellaneous:
     Fees                                                                 40,000.00
     Expenses                                                             10,000.00
                                                                     --------------
Total                                                                $   423,331.00


                                  SCHEDULE III

                                On-Going Expenses
                                 1/1/99 -3/31/99



Service Provider                  Description of Services         Date Payable         Amount
----------------                  -----------------------         ------------         ------
New York Stock Exchange            Continuing Listing Fee      January 1, 1999     $   24,260.00

Brown & Wood LLP                   Legal Fees                  December 31, 1998       30,000.00

McGladrey & Pullen LLP             Accountant's Fee            December 31, 1998        4,000.00

Deloitte & Touche LLP              Independent Public          December 31, 1998        3,750.00
                                   Accountant's Fee

Standard & Poor's Ratings Group    Rating Agency Fees          December 31, 1998        1,250.00

Bank of New York                   Administrator's Fee         December 31, 1998       10,000.00

Bank of New York                   Paying Agent's Fee          December 31, 1998        1,250.00

Bank of New York                   Custodian's Fee             December 31, 1998        2,500.00

Bank of New York                   Depositary's Fee            December 31, 1998        2,500.00

Bank of New York                   Collateral Agent's Fee      December 31, 1998        2,500.00

Trustees                           Trustees Fees               December 31, 1998        3,000.00

RL&F Service Corp                  Delaware Registered Agent                             --

Bank of New York                   Mailing of Reports to       December 31, 1998        3,750.00
                                   Shareholders

Other                              Miscellaneous               December 31, 1998        5,000.00
                                                                                   -------------
Total                                                                              $   93,760.00
                                                                                   -------------
                                                                                   -------------
